Exhibit 99.3

REVOCABLE PROXY

First Financial Holdings, Inc.

SPECIAL MEETING OF SHAREHOLDERS

[   ], 2013

[   ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Blaise B. Bettendorf and Robert L. Davis, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of First Financial Holdings, Inc. (the “Corporation”) which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”) to be held at [    ], on [   ], [   ], 2013 at [   ], Eastern Standard Time, and at any and all adjournments and postponements thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FIRST FINANCIAL HOLDINGS, INC. – SPECIAL MEETING, [   ], 2013

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.              Call toll free 866-239-6854 on a touch-tone phone. There is NO CHARGE to you for this call.

or

2.              Via the Internet at https://www.proxyvotenow.com/ffch and follow the instructions.

or

3.              Mark, sign and date your proxy card and return it promptly in the enclosed postage paid envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY

First Financial Holdings, Inc.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

Special Meeting of Shareholders

[  ], 2013

	For	Against	Abstain

1.     To approve the Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc., pursuant to which First Financial and SCBT will merge.

	☐	☐	☐

	For	Against	Abstain
2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.	☐	☐	☐

	For	Against	Abstain

3.     To approve, on an advisory (non-binding) basis, the compensation that certain executive officers of First Financial may receive in connection with the merger pursuant to existing agreements or arrangements with First Financial.

	☐	☐	☐

4.     We will also consider and act upon such other matters as may properly come before the meeting or any adjournment thereof. As of the date of this notice, we are not aware of any other business to come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2 AND 3. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Mark here if you plan to attend the meeting	☐

Mark here for address change	☐

Note: Please sign exactly as your name appears on this proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
If shares are held jointly, each holder should sign.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a touch-tone phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to [  ], Eastern Standard Time, [  ], 2013. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call toll-free on a touch-tone phone anytime prior to [ ], Eastern Standard Time, [ ], 2013: 1-866-239-6854	Vote by Internet anytime prior to [ ], Eastern Standard Time, [ ], 2013. Go to https://www.proxyvotenow.com/ffch

Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.

Your vote is important